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                                                                    Exhibit 23.3

           Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 23, 2005 included in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-114608) and related Prospectus of Pliant Corporation for the registration of $7,800,000 principal amount at maturity of the Company's 11 1/8% Senior Secured Discount Notes due 2009.

/s/ Ernst & Young LLP
Chicago, Illinois
June 13, 2005